As filed with the Securities and Exchange Commission on October 2, 2001
                                                          Registration No.
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ---------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            EQUITY SECURITIES TRUST I
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                   Not Applicable
(State of Incorporation or Organization)                  (I.R.S. Employer
                                                         Identification No.)
        c/o Puglisi & Associates
           850 Library Avenue                                  19715
            Newark, Delaware
(Address of Principal Executive Offices)                     (Zip Code)


If this Form relates to the               If this Form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective             Exchange Act and is effective
pursuant to General Instruction           pursuant to General Instruction
A.(c), check the following box. |X|       A.(d), check the following box. |_|


Securities Act registration file number to which this form relates:
                                        Securities Act File No. 333-34600
                                Investment Company Act File No. 811-09897

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                      Name of Each Exchange on Which
      to be so Registered                      Each Class is to be Registered
      -------------------                      ------------------------------
      None                                     N/A


Securities to be registered pursuant to Section 12(b) of the Act:
       Equity Trust Securities representing shares of beneficial interest in Equity Securities Trust I
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered

         A description of the securities to be registered appears on pages 25 through 26 (under the caption "Description of the Equity Trust Securities") and pages 29 through 34 (under the caption "Certain United States Federal Income Tax Considerations") of the registrant's Prospectus (Subject to Completion) dated October 2, 2001 included in the Registration Statement on Form N-2 filed under the Securities Act of 1933, as amended, (File No. 333-34600) and under the Investment Company Act of 1940, as amended, (File No. 811-09897). Such description, as amended or supplemented from time to time, is hereby incorporated by reference herein. In addition, since such description has been included in the form of prospectus filed by the registrant on October 2, 2001, pursuant to Rule 497(h) under the Securities Act of 1933, such prospectus is also hereby incorporated by reference herein.

Item 2.  Exhibits

         All necessary exhibits will be filed with the New York Stock Exchange in connection with this registration statement, including any amendment to the Registration Statement on Form N-2 filed with the Commission subsequent to the date hereof.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 2, 2001                       EQUITY SECURITIES TRUST I



                                              By: /s/ Donald Puglisi
                                                  ------------------------------
                                                  Donald Puglisi
                                                  As Trustee